SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934



                                October 20, 1999
--------------------------------------------------------------------------------
                        (Date of earliest event reported)
--------------------------------------------------------------------------------



                         Progress Financial Corporation
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
--------------------------------------------------------------------------------



Delaware                         0-14815                             25-2413363
--------------------------------------------------------------------------------
(State of other jurisdiction (Commission File Number)           (IRS Employer
  of incorporation)                                             Identified No.)


4 Sentry Parkway, Suite 230, Blue Bell, Pennsylvania            19422-0764
--------------------------------------------------------------------------------
(Address of principal executive offices)                         (Zip Code)





                                 (610)-825-8800
-------------------------------------------------------------------------------
              (Registrant's telephone number, including area code)




                                 Not Applicable
--------------------------------------------------------------------------------
Former name,former address and former fiscal year, if changed since last report)






                        Exhibit Index appears on page 4.

Item 5.           Other Events

         On October 20, 1999, Progress Financial Corporation reported third quarter net income of $2.3 million or diluted earnings per share of $.39 compared with net income of $1.3 million or diluted earnings per share of $.23 for the third quarter of 1998. For further information see the press release attached as Exhibit 99(a) and incorporated herein by reference.

         Also on October 20, 1999, Progress Financial Corporation declares increased quarterly cash dividend of $.05 per share to stockholders of record on October 31, 1999, which will be paid on November 12, 1999. For further information, see the press release attached as Exhibit 99(b) and incorporated herein by reference.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         PROGRESS FINANCIAL CORPORATION





Dated:   November 1, 1999            By:      /s/ Michael B. High
                                            ------------------------------------
                                             Michael B. High
                                             Senior Vice President and
                                             Chief Financial Officer

                                  EXHIBIT INDEX




     Exhibit Number                             Description

         99(a) Press Release on Third Quarter 1999 earnings issued on October 20, 1999

         99(b) Press Release on dividend declaration issued on October 20, 1999

                                  Exhibit 99(a)

                  Press Release on Third Quarter 1999 earnings
                           issued on October 20, 1999

                                                                 Exhibit 99(a)




NEWS RELEASE

Contact: Michael B. High, CFO/Senior Vice President
                  (610) 941-4804
                  Dorothy Jaworski, Director of Investor Relations
                  (610) 941-4822

For immediate release:

       Progress Financial Corporation Announces Third Quarter Earnings of $2.3 Million, a 67.7% Increase Over Third Quarter 1998

         Blue Bell, PA, October 20, 1999 - Progress Financial Corporation (the "Company" - Nasdaq: PFNC) today reported third quarter 1999 net income of $2.3 million, or diluted earnings per share of $.39, compared to net income of $1.3 million, or diluted earnings per share of $.23 for the third quarter of 1998.
         Commenting on the third quarter results, W. Kirk Wycoff, President and CEO, stated, "We are pleased to announce a 67.7% increase in third quarter 1999 earnings over 1998. This increase is primarily due to $2.8 million of pre-tax income ($1.8 after tax) which was recorded in the period due to the expiration of restrictions on the sale of warrants to acquire shares of common stock of VerticalNet Inc, a customer of the Company. Additionally, fee based income increased $2.1 million, primarily due to mutual fund, annuity and insurance commissions and teleservice income, and our margin increased eight basis points. These increases were partially offset by one-time charges of $1.1 million in write-offs associated with prior leasing acquisition and certain unrelated prior period tax adjustments; and a $425,000 increase in the provision for possible loan and lease losses, primarily due to increases in the loan and lease balances and an increase in non-performing loans and leases.
         Average earning assets for the third quarter of 1999 were $637.2 million compared to $573.4 million for the same period in 1998. The growth in assets relates to higher loan and lease production. Average loans and leases increased $83.1 million to $463.1 million compared to the same quarter of 1998. Consequently, tax-equivalent net interest income for the third quarter of 1999 increased $795,000 or 13.2% over the same period in 1998. The net interest margin increased by eight basis points primarily due to increases in the volume of commercial business, commercial real estate and construction loans.
         Loans and leases outstanding totaled $466.8 million at September 30, 1999, including commercial real estate loans of $155.0 million, which increased $29.2 million or 23.2% from September 30, 1998. In addition, commercial business loans totaled $106.5 million, an increase of $21.7 million or 25.6% from September 30,1998.

                        Loans and Leases Outstanding *
    (Dollars in Thousand)                              September 30,                                 December 31,
------------------------------ -------------------------------------------------------------- ----------------------------
                                           1999                            1998                          1998
------------------------------ ------------------------------ ------------------------------- ----------------------------

                                  Actual        % of Total       Actual        % of Total        Actual      % of Total

Commercial Business               $106,508        22.82%        $  84,794         21.80%        $  92,737        21.87%

Commercial Real Estate             154,984        33.20           125,818         32.35           134,380        31.69

Lease Financing                     81,268        17.41            61,208         15.73            73,499        17.34

Residential Mortgages               40,817         8.75            53,704         13.81            50,086        11.81

Construction                        50,899        10.90            36,160          9.30            44,546        10.51

Consumer                            32,309         6.92            27,288          7.01            28,738         6.78
                                  --------      -------         ---------      --------          --------      -------

    Total                         $466,785       100.00%         $388,972        100.00%         $423,986      100.00%
                                  ========      ========        =========      ========          ========      =======

*        Includes loans held for sale

         The Company reported non-performing assets of $3.8 million at September 30, 1999 up from $2.9 million at September 30, 1998. The increase in non-performing assets was related to the lease portfolio and commercial business loans. Non-performing leases increased $525,000 and non-performing commercial business loans increased $382,000 compared to September 30, 1998. The Company's non-performing assets to total assets ratio at September 30, 1999 was .54% compared to .46% at September 30, 1998. During the quarter ended
September 30, 1999, the Company recorded a $658,000 provision for possible loan and lease losses compared with $233,000 for the comparable period in 1998. The increase of $425,000 was the result of the charge-off policy implemented in the second quarter for in the lease portfolio. The current leasing delinquency levels have declined from 5.40% at June 30, 1999 to 3.89% at September 30, 1999. As of September 30, 1999, the allowance for possible loan and lease losses increased by $573,000 from $4.6 million at September 30, 1998.
The ratio of the allowance for possible loan and lease losses to total loans and leases was 1.11% at September 30, 1999 compared to 1.19% at September 30, 1998.
         Non-interest income for the quarter ended September 30, 1999 amounted to $7.1 million, compared to $2.3 million for the same period in 1998. The
Company recognized $2.8 million of pre-tax income ($1.8 after tax) during the period due to the expiration of restrictions on the sale of warrants to acquire common stock of VerticalNet Inc. During the 1999 quarter, the Company earned $713,000 in mutual fund, annuity and insurance commissions. Teleservices fee income of $1.4 million represents an increase of $1.1 million over the third quarter of 1998 due to new inbound clients. Service charges on deposits increased $117,000 over the third quarter of 1998.
         Total non-interest expense was $9.8 million for the quarter ended September 30, 1999 compared to $5.9 million for the quarter ended September
30, 1998. The increase in non-interest expense for the quarter ended September 30, 1999 over the comparable quarter in 1998 was primarily due to increases in salaries and employee benefits of $2.0 million to $4.9 million as a result of additional employees of the newly formed insurance agency, Progress Financial Resources, the staffing of Progress Capital Management, Inc. to pursue our SBIC license, and from other new positions established within the Company. Non-recurring incentives relating to client warrant income amounted to $100,000 during the 1999 quarter. Occupancy and furniture, fixtures and equipment expenses increased $295,000 mainly due to two new branch openings in the second quarter and recent acquisitions. Professional services expense increased $137,000 primarily due to the increased usage of an interactive voice response system in handling new inbound clients and the outsourcing of the internal audit function. Other non-interest expense included one-time charges of $1.1 million associated with prior leasing acquisition and unrelated prior period tax adjustments.
         Total assets increased to $702.0 million at September 30, 1999 from $617.4 million at September 30, 1998 and from $646.8 million at year end 1998. Total deposits increased 29.8% to $491.6 million at September 30, 1999 from $378.8 million at September 30, 1998 and 20.4% from $408.2 million at year end 1998. Deposit growth is the result of the continuing expansion of our retail delivery network into Bucks and Chester Counties.
         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through thirteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business-to-business telemarketing through Procall Teleservices, Inc.; construction and development of assisted living communities through Progress Development Corp., and venture capital activities managed by Progress Capital Management, Inc. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".

                             FINANCIAL DATA ATTACHED

                         Progress Financial Corporation
                              Financial Highlights

                                                                      Three Months Ended             Nine Months Ended
                                                                         September 30,                  September 30
                                                                 ------------------------------ -----------------------------
                                                                      1999            1998          1999           1998
                                                                 ---------------- ------------- ------------- ---------------
Reported Results:
Basic net income per common share (1)                                 $  .40          $  .24        $  .85         $  .68
Diluted net income per common share (1)                                  .39             .23           .81            .62
Dividends per common share (1)                                           .05             .04           .13            .10
Book value per share (1)                                                7.54            7.71          7.54           7.71
Tangible book value per share (1)                                       6.63            6.89          6.63           6.89
Basic average common shares outstanding (1)                        5,634,130       5,484,234     5,482,856      5,051,061
Diluted average common shares outstanding(1)                       5,865,209       5,978,048     5,818,296      5,555,741

Net interest margin (FTE)                                               4.24%           4.16%         4.22%          4.38%
Net interest spread (FTE)                                               3.63            3.50          3.62           3.72
Return on average assets                                                1.31             .88           .94            .86
Return on average equity                                               20.73           12.70         14.80          13.51
Efficiency ratio                                                       59.27           66.19         64.48          67.97
Average equity to average assets                                        6.30            6.90          6.37           6.34

Ratio of allowance for possible loan and lease losses
   to total loan and leases receivable                                  1.11            1.19          1.11           1.19

Ratio of non-performing assets to total assets                           .54             .46           .54            .46

Ratio of allowance for possible loan losses to non-performing
loans and leases                                                      137.87          161.68        137.87         161.68

Selected Average Balances:
   Loans, gross                                                      $463,056       $379,997      $446,458       $362,757
   Earning assets                                                     637,235        573,378       624,540        508,282
   Total assets                                                       685,773        609,005       667,747        540,092
   Deposits                                                           460,227        370,504       436,595        353,127
   Equity                                                              43,190         42,033        42,540         34,267



 (1) Per share amounts have been restated to reflect the 5% stock dividend distributed to shareholders on August 31, 1999.

                         Progress Financial Corporation
                 Consolidated Statements of Financial Condition
                             (Dollars in Thousands)

                                                                                         Ending Balance
                                                                            September 30,   September 30   December 31,
                                                                                1999           1998          1998
                                                                            -------------- ------------- -------------
Assets:
Cash and due from banks:
   Non-interest bearing                                                       $13,356        $8,900         $14,189
   Interest bearing                                                            16,460           695           6,498
Loans held for sale (fair value: $9,181, $0 and $25,326)                        9,104            --          25,250
Investments:
   Available for sale at fair value (amortized cost: $23,097, $10,487 and      21,274        10,389          17,909
$18,208)
   Held to maturity at amortized cost (fair value: $27,660, $12,374, and       28,721        12,265          12,401
$12,547)
Mortgage-backed securities:
   Available for sale at fair value (amortized cost: $123,555, $157,912       119,926       157,624         146,459
   and $146,910)
Loans and leases, net (net of reserve: $5,184, $4,611 and $4,490)             452,497       384,361         394,246
Premises and equipment                                                         14,380         9,663          10,707
Other assets                                                                   26,241        33,471          19,154
                                                                            ----------     -----------   ----------
     Total assets                                                            $701,959      $617,368        $646,813
                                                                             =========     =========       ========

Liabilities and Stockholders' Equity
Liabilities:
Deposits:
   Non-interest bearing                                                       $56,516       $45,459         $54,934
   Interest-bearing                                                           435,040       333,376         353,228
Short-term borrowings                                                          19,319        57,143          45,941
Other liabilities                                                              12,427         8,578          15,250
Long-term Debt:
   Federal Home Loan Bank advances                                             80,000        83,000          83,000
   Other debt                                                                  42,030        33,648          38,475
                                                                             --------       -------         -------
    Total liabilities                                                         645,332       561,204         590,828
                                                                             --------       -------         -------
  Corporation-obligated mandatorily redeemable capital securities of
  subsidiary trust holding solely junior subordinated debentures of the        14,446        14,426         14,431
  Corporation

Stockholders' equity:
Serial preferred, $.01 par value;
  1,000,000 shares authorized and unissued                                         --            --            --
Junior participating preferred stock - $.01 par value -
   1,010 shares authorized but unissued                                            --            --            --
Common stock, $1 par value; 12,000,000 shares authorized; 5,681,000 and
   5,263,000 and 5,263,000 shares issued including treasury shares of
   72,000, 71,000 and 177,000; and unallocated shares held by the               5,681         5,263           5,263
   Employee Stock Ownership Plan of 17,000, 27,000 and 24,000
Other common stockholders' equity, net                                         40,181        36,731          36,786
Net accumulated other comprehensive income (loss)                              (3,681)                         (495)
                                                                              --------      --------        --------
                                                                                               (256)
   Total stockholders' equity                                                   42,181        41,738         41,554
                                                                              --------      --------        --------
  Total liabilities, Corporation-obligated mandatorily redeemable capital securities of subsidiary trust holding solely junior subordinated
  debentures of the Corporation and stockholders' equity                      $701,959      $617,368       $646,813
                                                                             ==========     ========       =========

                         Progress Financial Corporation
                      Consolidated Statements of Operations
                  (Dollars in Thousands, except per share data)

                                                                            Three Months Ended      Nine Months Ended
                                                                              September 30,            September 30,
                                                                             1999        1998        1999        1998
Interest  income:
  Loans and leases, including fees                                           $10,464      $9,102     $30,092      $26,054
  Mortgage-backed securities                                                   1,859       2,860       5,953        6,212
  Investment securities                                                          560         295       1,508          662
  Other                                                                          285           9         645           48
                                                                             -------     -------     -------      -------
    Total interest income                                                     13,168      12,266      38,198       32,976

Interest expense:
  Deposits                                                                     4,303       3,739      11,951       10,636
  Short-term borrowings                                                          527       1,249       1,767        2,531
  Long-term borrowings                                                         1,576       1,263       4,904        3,142
                                                                             -------      ------      ------      -------
    Total interest expense                                                     6,406       6,251      18,622       16,309
                                                                             -------      ------      ------      -------
Net interest income                                                            6,762       6,015      19,576       16,667
Provision for possible loan and lease losses                                     658         233       2,323          659
                                                                             -------      ------      ------      -------
      Net interest income after provision for possible loan and lease          6,104       5,782      17,253       16,008
      losses

Non-interest income:
  Service charges on deposits                                                    572         455       1,513        1,231
  Lease financing fees                                                           334         315       1,198        1,064
  Mutual fund, annuity and insurance commissions                                 713          --       1,767           --
  Teleservices fee income                                                      1,377         277       2,610          789
  Loan brokerage and advisory fees                                               522         583       1,697        1,418
  Gain (loss) from sale of securities                                           (66)         100       (222)          437
  Client warrant income                                                        2,775          --       3,257           --
  Fees and other                                                                 889         608       2,308        1,466
                                                                              -------     ------      ------       ------
      Total non-interest income                                                7,116       2,338      14,128        6,405
                                                                              -------     ------      ------       ------

Non-interest expense:
  Salaries and employee benefits                                               4,895       2,919      12,674        8,310
  Occupancy                                                                      470         337       1,131          995
  Data processing                                                                339         287         821          798
  Furniture, fixtures and equipment                                              429         267       1,144          803
  Professional services                                                          568         431       1,515          811
  Capital securities expense                                                     399         398       1,196        1,195
  Other                                                                        2,653       1,288       5,637        3,964
                                                                              ------      ------     -------       ------
      Total non-interest expense                                               9,753       5,927      24,118       16,876
                                                                              ------      ------     -------       ------

Income before income taxes and cumulative effect of accounting change          3,467       2,193       7,263        5,537
Income tax expense                                                             1,210         801       2,553        2,028
                                                                              ------      ------      ------       ------
Income before cumulative effect of accounting change                           2,257       1,392       4,710        3,509
Cumulative effect of accounting change (net of tax benefit of $26)                --        (46)          --         (46)
                                                                             -------      ------     -------      -------
      Net Income                                                              $2,257      $1,346      $4,710       $3,463
                                                                             =======      ======     =======      =======

Basic income per common share before cumulative effect of accounting            $.40        $.25        $.85         $.69
                                                                                ====        ====        ====         ====
change

Diluted income per common share before cumulative effect of accounting          $.39        $.24        $.81         $.63
                                                                                ====        ====        ====         ====
change

Basic net income per common share                                               $.40        $.24        $.85         $.68
                                                                                ====        ====        ====         ====
Diluted net income per common share                                             $.39        $.23        $.81         $.62
                                                                                ====        ====        ====         ====
Dividends per common share                                                      $.05        $.04        $.13         $.10
                                                                                ====        ====        ====         ====
Basic average common shares outstanding                                    5,634,130   5,484,234   5,482,856    5,051,061
                                                                           =========   =========   =========    =========
Diluted average common shares outstanding                                  5,865,209   5,978,048   5,818,296    5,555,741

                                                                           =========   =========   =========    =========

                                                                  ###

                                                                   Exhibit 99(b)

























                                  Exhibit 99(b)

                      Press Release on dividend declaration
                           issued on October 20, 1999

                                                                 Exhibit 99(b)


NEWS RELEASE

Contact: Michael B. High--(610) 941-4804
                  CFO/Senior Vice President
                  Progress Financial Corporation
                  4 Sentry Parkway - Suite 200
                  Blue Bell, PA   19422

For immediate release:

              Progress Financial Corporation Declares Cash Dividend

         Blue Bell, PA, October 20, 1999 - The Board of Directors of Progress Financial Corporation (the "Company" - Nasdaq: PFNC) has declared its regular quarterly cash dividend on its common stock, according to W. Kirk Wycoff, Chairman, President and Chief Executive Officer. The cash dividend of $.05 will be paid on November 12, 1999 to shareholders of record on October 31, 1999.
         Progress Financial Corporation is a unitary thrift holding company headquartered in Blue Bell, Pennsylvania. The business of the Company consists primarily of the operation of Progress Bank, which serves businesses and consumers through thirteen full service offices. The Company also offers a diversified array of financial services including equipment leasing through Progress Leasing Corporation, with offices in Blue Bell, Pennsylvania and Timonium, Maryland, and financial planning services and investments through Progress Financial Resources, Inc., headquartered in Philadelphia, Pennsylvania. In addition, the Company conducts commercial mortgage banking and brokerage services through Progress Realty Advisors, Inc. with locations in Blue Bell, Pennsylvania; Richmond and Chesapeake, Virginia; Woodbridge, New Jersey; Wilmington, Delaware; and Raleigh, North Carolina. The Company also conducts business-to-business telemarketing through Procall Teleservices, Inc.; construction and development of assisted living communities through Progress Development Corp., and venture capital activities managed by Progress Capital Management, Inc. The Company's common stock is traded on the Nasdaq Stock Market, National Market under the Symbol "PFNC".
                                      ####